Exhibit 99.1

FOR IMMEDIATE RELEASE

FRIDAY, MAY 28, 2010

HELIOS ADVANTAGE INCOME FUND, INC., HELIOS HIGH INCOME FUND, INC., HELIOS MULTI-SECTOR HIGH INCOME FUND, INC. AND HELIOS STRATEGIC INCOME FUND, INC. – NON RELIANCE ON PRIOR YEAR FINANCIAL STATEMENTS

NEW YORK, NY—May 28, 2010—Helios Advantage Income Fund, Inc., Helios High Income Fund, Inc., Helios Multi-Sector High Income Fund, Inc. and Helios Strategic Income Fund, Inc. (NYSE: HAV, HIH, HMH, HSA)

The Administrative Proceeding

On April 7, 2010, after an investigation by the Division of Enforcement, the Securities and Exchange Commission (“Commission”) issued an order (“Order”) instituting administrative and cease-and-desist proceedings (the “Administrative Proceeding”) pursuant to the federal securities laws and the Commission’s rules of practice against Morgan Asset Management, Inc. (“Morgan Asset”), Morgan Keegan & Company, Inc., James C. Kelsoe, Jr. and Joseph Thompson Weller, CPA (collectively, “Respondents”). As background, prior to July 29, 2008, Morgan Asset served as investment adviser to each of Helios Advantage Income Fund, Inc., Helios High Income Fund, Inc., Helios Multi-Sector High Income Fund, Inc. and Helios Strategic Income Fund, Inc. (each, a “Fund,” and collectively, the “Funds”). Effective July 29, 2008, Brookfield Investment Management Inc., a registered investment adviser and wholly-owned subsidiary of Brookfield Asset Management Inc., became the investment adviser to the Funds.

Non-Reliance on Financial Statements

If certain allegations in the Order against the Respondents are found to be true at the conclusion of the Administrative Proceeding or otherwise, the financial statements and financial highlights for each Fund’s four fiscal years ended March 31, 2009, March 31, 2008, March 31, 2007 and March 31, 2006 may be impacted. The Funds are currently undertaking an investigation of the underlying allegations in the Order. It is unclear at this time, however, whether each Fund’s financial statements and financial highlights covering these fiscal periods are impacted and, if so, whether the impact is material.

By correspondence dated May 27, 2010, PricewaterhouseCoopers LLP (“PwC”), the Funds’ independent registered public accounting firm for the fiscal years ended March 31, 2008, 2007 and 2006, informed the Funds that PwC’s audit reports dated May 29, 2008, May 21, 2007 and May 22, 2006, on the Funds’ financial statements should no longer be relied upon. Certain of the Funds’ authorized officers have discussed the foregoing matters with PwC.

In addition, by correspondence dated May 28, 2010, BBD, LLP (“BBD”), the Funds’ independent registered public accounting firm for the six-month period ended September 30, 2008 and the fiscal year ended March 31, 2009, informed the Funds that BBD’s audit reports dated November 26, 2008 and May 28, 2009, on the Funds’ financial statements should no longer be relied upon in view of PwC’s May 27, 2010 correspondence regarding non-reliance on its previously issued audit reports because BBD relied upon PwC’s audit report on the March 31, 2008 financial statements. The Funds’ Audit Committees, Boards of Directors and authorized officers have discussed the foregoing matters with BBD.

Based upon the actions of PwC and BBD, the financial statements and financial highlights covering these fiscal periods should not be relied upon until such time that the Funds’ investigation of the underlying allegations in the Order has been completed and the issues surrounding the audit reports have been resolved.

Helios Advantage Income Fund, Inc., Helios High Income Fund, Inc., Helios Multi-Sector High Income Fund Inc. and Helios Strategic Income Fund, Inc. are each managed by Brookfield Investment Management Inc., an SEC- registered investment advisor specializing in core fixed income, high yield, structured products (Commercial MBS, Residential MBS and ABS) as well as global REITs and listed infrastructure securities. Headquartered in New York, the firm had approximately $24 billion of assets under management* as of March 31, 2010. Brookfield Investment Management Inc. is a subsidiary of Brookfield Asset Management Inc., a global asset manager focused on property, power and other infrastructure assets with approximately $100 billion of assets under management as of March 31, 2010.

*	Includes assets managed through AMP Capital Brookfield Pty Limited.

The Funds use their web site as a channel of distribution of material company information. Financial and other material information regarding the Funds is routinely posted on and accessible at www.brookfieldim.com.

For more information, please contact:

Investor Relations

(800) 497-3746

funds@brookfield.com